H A R T F O R D   F I R E   I N S U R A N C E   C O M P A N Y

                              HARTFORD, CONNECTICUT
                     FINANCIAL STATEMENT, DECEMBER 31, 2001
                                (Statutory Basis)


                 ASSETS                                                         LIABILITIES
U.S. Government Bonds.....................$         148,092,979  Reserve for Claims                         $
Bonds of other Governments.................         346,976,838            and Claim Expense..........              4,271,833,265
State, County, Municipal and                                     Reserve for Unearned Premiums........              1,218,721,182
          Miscellaneous Bonds..............       3,362,771,442  Reserve for Taxes, License
          Stocks...........................       5,290,183,200            and Fees...................                 65,276,645
Short Term Investments.....................           9,646,163  Miscellaneous Liabilities............              2,340,184,492
                                                                                                                ------------------
                                               -----------------
                                          $       9,157,670,622  TOTAL LIABILITIES....................      $       7,896,015,584
                                               -----------------                                                ------------------

Real Estate...............................$         130,193,290  Capital Paid In......$.........55,000,000
Cash.......................................         305,526,338  Surplus.....................5,554,151,449
                                                                                          -----------------
Agents' Balances (Under 90 Day[)]..........       2,013,965,779
Other Invested Assets......................         175,382,660  SURPLUS AS REGARDS POLICYHOLDERS.....      $       5,609,151,499
Miscellaneous..............................       1,722,428,394  TOTAL LIABILITIES, CAPITAL
                                               -----------------                                                ------------------
TOTAL ADMITTED ASSETS.....................$      13,505,167,083            AND SURPLUS................      $      13,505,167,083
                                               -----------------                                                ------------------


STATE OF CONNECTICUT       )
                           )
COUNTY OF HARTFORD         ) ss.
                           )
CITY OF HARTFORD           )

Donald J. LaValley, Assistant Vice-President, and Patricia A. Murrone, Assistant Secretary of the Hartford Fire Insurance Company, being duly sworn, each deposes and says that the foregoing is a true and correct statement of the said company's financial condition as of December 31, 2001.

Sworn to before me February 26,.2002


                                 [Hartford seal]
                               /s/ Donald J. LaValley, Assistant Vice-President
                                   Donald J. LaValley, Assistant Vice-President
/s/ Jean H. Wozniak
Notary Public                           /s/ Patricia A. Murrone
My Commission Expire June 30, 2004      Patricia A. Murrone, Assistant Secretary

FORM CS-19-37 HF Printed in U.S.A.